Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 20, 2001, except as to the second paragraph of Note 13 and the matter described under the caption “Restatement” in Note 2 which are as of February 3, 2004, relating to the financial statements of Dynavax Technologies Corporation, which appears in Dynavax Technologies Corporation’s Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-109965).

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 27, 2004